MORGAN STANLEY PATHWAY FUNDS

POWER OF ATTORNEY

I, the undersigned trustee and officer of Morgan Stanley Pathway Funds, a Massachusetts business trust, (the “Trust”), do hereby constitute and appoint the Chief Financial Officer and Secretary of the Trust, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, the Registration Statement for the Trust on Form N-14 with regard to the reorganizations of (i) the Large Cap Equity Fund, a series of the Trust, into the Large Cap Equity ETF, a series of the Trust; and (ii) the Small-Mid Cap Equity Fund, a series of the Trust, into the Small-Mid Cap Equity ETF, a series of the Trust, and any and all Amendments to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the U.S. Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

/s/ Paul Ricciardelli	August 15, 2024
Paul Ricciardelli
Trustee, Chief Executive Officer and President